UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANYAN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-2556699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Skokie Blvd., Suite 820,

Northbrook, Illinois 60062

(847) 757-3812

(Address of principal executive offices, including zip code and phone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	New York Stock Exchange

Class A common stock, par value $0.0001	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.      ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.      ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.      ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258599

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the units, the Class A common stock, $0.0001 par value per share, and warrants to purchase Class A common stock of Banyan Acquisition Corporation (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the section entitled “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-258599), originally filed with the U.S. Securities and Exchange Commission on August 6, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANYAN ACQUISITION CORPORATION

Date:	January 19, 2022

By	/s/ Keith Jaffee

Name:	Keith Jaffee
Title:	Chief Executive Officer